UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 5, 2024
Date of Report (Date of earliest event reported)

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	000-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Avenue,	Tyler,	TX	75701
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code: (903) 531-7111

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value	SBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2024, Tim Alexander, Chief Lending Officer of Southside Bancshares, Inc. (the “Company) and Southside Bank (the “Bank”), a subsidiary of the Company, and advisory director of the Bank, notified the Company of his decision to retire, effective May 31, 2024. Mr. Alexander has been employed by the Bank in various commercial lending capacities since 2005, and as Chief Lending Officer since 2017.

Curtis Burchard will be appointed Chief Lending Officer of the Company and the Bank, an action that is expected to be approved by the Board of Directors of the Bank and the Company at the respective Board meetings on March 21, 2024, to become effective on April 15, 2024.

Mr. Burchard, 62, has served as Senior Executive Vice President of Southside Bank since joining the Bank in July 2023. He previously served at Texas Capital Bank from 2018 to 2023, including positions as Head of Commercial Real Estate and Head of Real Estate (Commercial Real Estate and Homebuilding). Mr. Burchard served at Compass Bank / BBVA from 1990 to 2018, covering multiple states, in various senior leadership roles in Commercial Banking, Commercial Real Estate, Homebuilding, and Credit. He is a native Texan and has been employed in the banking and financial services industry for over 40 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: March 6, 2024	By:	/s/ JULIE N. SHAMBURGER
Julie N. Shamburger, CPA
Chief Financial Officer
(Principal Financial and Accounting Officer)